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                                   EXHIBIT 1
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               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                              September 30, 1996
                                  (Unaudited)
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
                                                              Total Issue    Primary                                   Fully Diluted
                                                       Date     # Shares    Wtd. Avg.                                     Wtd. Avg.
                                                     -------------------------------------------------------------------------------
Shares issued January 1, 1996                          1/1/96   5,206,361    5,206,361
Treasury shares                                        1/1/96    (233,259)    (233,259)
NPE / PEDI acquisition                                 1/1/96      85,200       85,200
Secondary offering                                    6/12/96   2,555,000    1,025,730
Options exercised                                     6/27/96         125           43
Options exercised                                     6/27/96       1,000          347
CCI acquisition                                       6/28/96      22,785        7,817
CCI debt conversion                                   6/28/96      26,861        9,215
Secondary offering over-allotment                      7/5/96     400,000      127,007
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Shares outstanding                                    9/30/96   8,064,073    6,228,461                                     6,228,461

Common Stock Equivalents (See Schedule)                                        936,545                                     1,429,554
                                                                           -----------                                    ----------
Primary weighted average shares                                              7,165,006                                     7,658,015
                                                                           ===========
Fully diluted:
Alpha contingent                                       24,118
Cardio/HDI contingent                                  22,222
Reliascan contingent ($1.9375/share)                   25,806
Medmark contingent ($1.75/share)                       47,620
                                                      -------
                                                      119,766                                                                119,766
                                                      -------                                                             ----------
Fully diluted weighted average shares                                                                                      7,777,781
                                                                                                                          ==========
September 30, 1996 Net Income                                               $1,720,380                                    $1,720,380
                                                                            ==========                                    ==========
Earnings Per Share                                                             $0.2401                                       $0.2212
                                                                            ==========                                    ==========
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
                                             Schedule of Common Stock Equivalents
                                             ------------------------------------
    Closing price at end of period             8.3750                                                            Primary    Fully D.
     Average share price during period         6.4270                                  Primary      Fully D.       Net        Net
                                                               Exercise    Assumed    Treas. Shs.  Treas. Shs.    Add'l      Add'l
         Stock options & warrants:                   Number     Price     Proceeds     Acquired     Acquired     Shares     Shares
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
Public warrants                                    1,375,000    6.2500    8,593,750    1,337,136    1,026,119     37,864     348,881
Shares included in Underwriter's Warrants            156,646    5.5300      866,252      134,784      103,433     21,862      53,213
Warrants included in Underwriter's Warrants          156,646    7.5000            0            0            0          0           0
Private Option (Grossman)                             49,693    2.2100      109,822       17,088       13,113     32,605      36,580
ISO's Round #1                                        75,216    2.2100      166,227       25,864       19,848     49,352      55,368
Non-Qual. Round #1                                   304,935    2.2100      673,906      104,856       80,466    200,079     224,469
Kirker Non-Qual. #1                                    3,000    2.6250        7,875        1,225          940      1,775       2,060
Pena Non-Qual. #2                                      2,000    2.6250        5,250          817          627      1,183       1,373
Nosnik #1 Non-Qual.                                   16,000    1.8400       29,440        4,581        3,515     11,419      12,485
ISO's Round #2                                        32,000    0.9375       30,000        4,668        3,582     27,332      28,418
Non-Qual. Round #2                                   173,000    0.9375      162,188       25,235       19,366    147,765     153,634
Warrants (MDI Purchase)                               75,000    3.0000      225,000       35,009       26,866     39,991      48,134
Warrants (Post-MDI)                                   22,000    3.0000       66,000       10,269        7,881     11,731      14,119
Non-Qual. Round #3                                   200,000    1.6875      337,500       52,513       40,299    147,487     159,701
ISO's Round #3                                        60,750    1.9375      117,703       18,314       14,054     42,436      46,696
Non-Qual. Round #4                                   133,000    1.9375      257,688       40,095       30,769     92,905     102,231
Non-Qual Round #5                                     30,875    4.2500      131,219       20,417       15,668     10,458      15,207
Non-Qual Round #6                                    130,000    4.2500      552,500       85,966       65,970     44,034      64,030
Nosnik #2 Non-Qual.                                   60,000    5.2500      315,000       49,012       37,612     10,988      22,388
Non-Qual Round #7                                      7,000    5.3750       37,625        5,854        4,493      1,146       2,507
Non-Qual Round #8                                     50,000    6.2500      312,500       48,623       37,313      1,377      12,687
Bridge Warrants                                      100,000    6.2500      625,000       97,246       74,627      2,754      25,373
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Total Common Stock Equivalents                     3,212,761                                                     936,545   1,429,554
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